Exhibit 99.2

AGREEMENT FOR REPAYMENT OF HIDEKI ANAN NOTE RECEIVABLE

DATED MARCH 10, 2006

WHEREAS, Hideki Anan borrowed 30,000,000 Yen from Global Hotline, Inc. on December 31, 2004 (the “Loan”).

WHEREAS, the Loan was unsecured and accrues interest at 3.5%.

WHEREAS, the balance due as of March 10, 2006 is 28,440,957 Yen plus interest of 1,238,178 Yen or 29,679,135 Yen.

WHEREAS, the price of IA Global, Inc. common stock was $.30 on March 9, 2006.

WHEREAS, the U.S. dollar / Japanese Yen exchange rate was 117.7710 on March 9, 2006.

WHEREAS, Hideki Anan desires to repay the Loan of $252,007.16 by transferring 840,024 shares of IA Global common stock (the “Repayment Shares”) to Global Hotline, Inc.

WHEREAS, IA Global will acquire the Repayment Shares from Global Hotline, Inc. for $252,007.16 in cash.

NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be legally bound, agree to exchange the shares of IA Global common stock for the Hideki Anan Loan.

Except as expressly amended herein, there are no other amendments, implied or otherwise to the Loan or any other agreement between the parties.

This Agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

Executive:     Hideki Anan

By:	/s/ Hideki Anan
Name:	Hideki Anan
Title:	President and Chief Executive Officer,
Global Hotline, Inc.

Global Hotline, Inc.

By:	/s/ Hideki Anan
Name:	Hideki Anan
Title:	President and Chief Executive Officer,
Global Hotline, Inc.

IA Global, Inc.

By:	/s/ Mark Scott
Name:	Mark Scott
Title:	President, IA Global, Inc.